Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of July 25, 2018, by and between PARKERVISION, INC., a Florida corporation (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”).  Capitalized terms used herein and not otherwise defined herein are defined in Section 9 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, (i) shares (the “Purchase Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) warrants, substantially in the form attached hereto as Exhibit A, to purchase shares of Common Stock (the “Warrants”) or, at the Buyer’s option, in lieu of the Purchase Shares in whole or in part, (iii) warrants, substantially in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”), to purchase shares of Common Stock (collectively, the “Warrant Shares”). The Purchase Shares, Warrants, Pre-Funded Warrants and Warrant Shares are collectively referred to herein as the “Securities.”

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.    PURCHASE OF SECURITIES.

Subject to the terms and conditions set forth in this Agreement, the Company and the Buyer agree that:

(a)    On or before July 26, 2018, the Company shall sell to the Buyer, and the Buyer shall purchase from the Company, (i) 2,500,000 Purchase Shares (the “First Purchase Shares”), and the Buyer shall pay to the Company as the purchase price therefor, via wire transfer, an aggregate of One Million Dollars ($1,000,000) (the “First Purchase Price”), and (ii) 2,500,000 Warrants, at an exercise price equal to $0.74. At the Buyer’s discretion, in lieu of purchasing the First Purchase Shares or any portion thereof, the Buyer may elect to purchase Pre-Funded Warrants. The price for each Pre-Funded Warrant purchased in lieu of the First Purchase Shares will be the result of multiplying (x) the number of Warrant Shares that the Buyer elects to purchase under such Pre-Funded Warrant by (y) a number equal to the First Purchase Price divided by the First Purchase Shares reduced by $0.01. The exercise price for each Warrant Share will be $0.01, and the First Purchase Price shall be reduced by the aggregate exercise price for the Pre-Funded Warrants purchased in lieu of First Purchase Shares; and

(b)    On the day following the day that the Company’s Registration Statement (as defined below) covering the Securities under this Agreement is declared effective by the SEC (as defined below), and provided that the Closing Sale Price on such date was equal to or greater than $0.50, the Company shall sell to the Buyer, and the Buyer shall purchase from the Company, an additional (i) 2,500,000 Purchase Shares (the “Second Purchase Shares”) and the Buyer shall pay to the Company as the purchase price therefor, via wire transfer, One Million Dollars ($1,000,000) (the “Second Purchase Price”) and (ii) an additional 2,500,000 Warrants, at an exercise price equal to$0.74.  At the Buyer’s discretion, in lieu of purchasing the Second Purchase Shares or any portion thereof, the Buyer may elect to purchase Pre-Funded Warrants. To the extent that the purchase of Second Purchase Shares would result in the Buyer’s beneficial ownership (calculated in accordance with Section 13(d) of the Exchange Act) of Common Stock exceeding 14.99% of the total number of issued and outstanding shares of Common Stock following such purchase, Buyer shall instead purchase Pre-Funded Warrants in lieu of purchasing Second Purchase Shares. The price for each Pre-Funded Warrant purchased in lieu of Second Purchase Shares will be the result of multiplying (x) the number of Warrant Shares that the Buyer may purchase under such Pre-Funded Warrant by (y) a number equal to the Second Purchase Price divided by the Second Purchase Shares reduced by $0.01.  The exercise price for each Warrant Share will be $0.01, and the Second Purchase Price shall be reduced by the aggregate exercise price for the Pre-Funded Warrants purchased in lieu of Second Purchase Shares.

The Purchase Shares, upon issuance and payment therefor as provided herein, shall be validly issued and fully paid and non-assessable; and the Warrant Shares, when issued and delivered upon exercise of the Warrants and Pre-Funded Warrants, if any, in accordance therewith, shall be validly issued and fully paid and non-assessable.  The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Securities to the Buyer under this Agreement.

2.    BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that as of the date hereof and as of the date of the purchases of the Second Purchase Shares:

(a)    Investment Purpose.  The Buyer is entering into this Agreement and acquiring the Securities for its own account for investment; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

(b)    Accredited Investor Status.  The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act.

(c)    Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)    Information.  The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(e) hereof).  The Buyer understands that its investment in the Securities involves a high degree of risk.  The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the

Securities.  Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)    No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)    Transfer or Sale.  The Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the  Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)    Organization.  The Buyer is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(h)    Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of the this Agreement by the Buyer and the consummation by it of the transaction contemplated hereby do not conflict with the Buyer’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its managers or its members.

(i)    Residency.  The Buyer is ~~a resident~~ of the State of Illinois.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that as of the date hereof and as of the date of purchase of the Second Purchase Shares and Warrants:

(a)    Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 50% of the voting stock or capital stock or other similar equity interests) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or organizational power and authority to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the this Agreement.

(b)    Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants and the Pre-Funded Warrants and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery of this Agreement, the Warrants and the Pre-Funded Warrants by the Company and the consummation by it of the transaction contemplated hereby, including without limitation, the issuance of the Securities under this Agreement, have been duly authorized by the Company’s Board of Directors or duly authorized committee thereof, do not conflict with the Company’s Certificate of Incorporation or Bylaws (as defined below), and do not require further consent or authorization by the Company, its Board of Directors, except as set forth in this Agreement, or its stockholders, (iii) this Agreement has been duly executed and delivered by the Company and (iv) this Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (y) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (z) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation.  The Board of Directors of the Company or duly authorized committee thereof has approved the resolutions (the “Signing Resolutions”) substantially in the form as delivered to the Buyer to authorize this Agreement and the transaction contemplated hereby.  The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any material respect other than by the resolutions substantially in the form as delivered to the Buyer regarding the Registration Statement referred to in Section 4 hereof.  The Company has delivered to the Buyer a true and correct copy of the Signing Resolutions as approved by the Board of Directors of the Company or an appropriate Board committee.

(c)    Authorization of the Securities.  The Purchase Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Purchase Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  The Pre-Funded Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants and the Pre-Funded Warrants in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the Warrants and the Pre-Funded Warrants in accordance therewith, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(d)    No Conflicts.  The execution, delivery and performance of this Agreement, the Warrants and the Pre-Funded Warrants by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the reservation for issuance and issuance of the Securities), does and will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result, to the Company’s knowledge, in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, including any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company, or Bylaws or their organizational charter or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement, reporting obligations under the 1934 Act or as required under the 1933 Act or applicable state securities laws or the filing of a Listing of Additional Shares Notification Form with the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the this Agreement in accordance with the terms hereof.  Except for the reporting obligations under the 1934 Act, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the date hereof.  Other than as disclosed in the SEC Documents (defined below) the Company is not subject to any notices or actions from or to the Principal Market, other than routine matters incident to listing on the Principal Market and not involving a violation of the rules of the Principal Market. Other than as disclosed in the SEC Documents, to the Company’s knowledge, the Principal Market has not commenced any delisting proceedings against the Company.

(e)    SEC Documents; Financial Statements. Since March 31, 2017, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except for routine correspondence, such as comment letters and notices of effectiveness in connection with previously filed registration statements or periodic reports publicly available on EDGAR, to the Company’s knowledge, the Company or any of its Subsidiaries are not on the date hereof the subject of any inquiry, investigation or action by the SEC.

(f)    Absence of Certain Changes.  Since March 31, 2018, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries taken as a whole.  For purposes of this Agreement, neither a decrease in cash or cash equivalents or in the market price of the Common Stock nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered a material adverse change.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(g)    Absence of Litigation.   Other than as disclosed in the SEC Documents, to the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect (each, an “Action”).

(h)    Acknowledgment Regarding Buyer’s Status.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transaction contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of its representatives or agents in connection with this Agreement and the transaction contemplated hereby is merely incidental to the Buyer’s purchase of the Securities.  The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives and advisors.

(i)    Intellectual Property Rights. To the Company’s knowledge, the Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted, except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, none of the Company’s active and registered Intellectual Property have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any Intellectual Property of others and  there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.

(j)    Environmental Laws.  To the Company’s knowledge, the Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety or the environment and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply or receive such approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)    Title.  The Company and its Subsidiaries have good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Any real property and facilities held under lease by the Company and any of its Subsidiaries, to the Company’s knowledge, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(l)    Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonable and customary in the businesses in which the Company and its Subsidiaries are engaged.  To the Company’s knowledge, since January 1, 2016, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary, to the Company’s knowledge, will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(m)    Regulatory Permits.  The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except when the failure to so possess such certificates, authorizations or permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

(n)    Tax Status.  The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books reserves reasonably adequate for the payment of all unpaid and unreported taxes or filed valid extensions) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books reserves reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(o)    Transactions With Affiliates.  Other than the grant or exercise of stock options or any other equity securities offered pursuant to duly adopted stock or incentive compensation plans, none of the officers, directors or employees of the Company is on the date hereof a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors and reimbursement for expenses incurred on behalf of the Company), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a material interest or is an officer, director, trustee or general partner.

(p)    Application of Takeover Protections.  The Company and its board of directors have taken or will take prior to the date hereof all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

4.    COVENANTS.

(a)    Filing of Form 8-K and Registration Statement.  The Company agrees that it shall, within the time required under the 1934 Act, file a Current Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby.  The Company shall also file within ten (10) Business Days from the date hereof a new registration statement covering the resale of the Securities by the Buyer (the “Registration Statement”).  The Company agrees that it shall use it best efforts to keep the Registration Statement (or a subsequent registration statement as may be necessary) effective and available to the Buyer for the resale of the Purchase Shares and the Warrant Shares so long as the Buyer holds any Securities.

(b)    Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the initial issuance of the Securities to the Buyer under this Agreement and (ii) any subsequent sale of the Securities by the Buyer, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer at its written request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(c)    Listing.  The Company shall promptly secure the listing of all of the Purchase Shares and Warrant Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed.  The Company shall use its reasonable best efforts to maintain the Common Stock’s listing on the Principal Market.  Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market, unless the Common Stock is immediately thereafter traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(d)    Warrant Shares Reserved.  The Company shall, at all times while any Warrants and/or Pre-Funded Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Warrants and/or Pre-Funded Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the exercise of the then-outstanding Warrants and Pre-Funded Warrants.

(e)    Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that it will not, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than the filing of a Registration Statement on Form S-8 or a registration statement registering the resale of securities outstanding as of the date hereof and disclosed as outstanding in the SEC Documents; (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise; or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii). The restrictions contained in this Section 4(g) shall not apply to (w) the Securities to be sold hereunder, (x) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof and disclosed as outstanding in the SEC Documents, (y) the grant by the Company of stock options or other stock-based awards, or the issuance of shares of capital stock of the Company under any equity compensation plan of the Company as such plans are in existence on the date hereof and described in the SEC Documents or (z) the issuance of equity securities upon conversion of any debt instruments outstanding as of the date hereof.

(f)    Issuance of Purchase Shares and Warrant Shares.  Immediately upon the execution of this Agreement, the Company shall issue to the Buyer the First Purchase Shares, 2,500,000 Warrants, and Pre-Funded Warrants pursuant to Section 1 of this Agreement.  The First Purchase Shares shall be issued in certificated or restricted book-entry form and (subject to Section 5 hereof) shall bear a restrictive legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(g)    Disposition of Securities.  The Buyer shall not sell any Securities except as provided in this Agreement ~~and the “Plan of Distribution” section of the prospectus included in the Registration Statement to be filed by the Company pursuant to Section 4(a) hereof~~.  The Buyer shall not transfer any Securities except pursuant to sales described in the “Plan of Distribution” section of the prospectus included in the Registration Statement or pursuant to Rule 144 under the 1933 Act.  In the event of any sales of Securities pursuant to the Registration Statement, the Buyer will (i) effect such sales pursuant to the “Plan of Distribution” section of the prospectus included in the Registration Statement, and (ii) will comply with all applicable prospectus delivery requirements.

5.    TRANSFER AGENT INSTRUCTIONS.

Immediately upon the execution of this Agreement, the Company shall deliver to the Transfer Agent a letter in the form as set forth as Exhibit D attached hereto with respect to the issuance of the First Purchase Shares. On the date the Registration Statement is declared effective by the SEC, the Company shall cause any restrictive legend on the Purchase Shares, if any, to be removed upon surrender of the originally issued certificate(s) for such shares.  All of the Second Purchase Shares, if any, to be issued under this Agreement shall be issued without any restrictive legend.  The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Common Stock in the name of the Buyer for the Purchase Shares and Warrant Shares (the “Irrevocable Transfer Agent Instructions”). The Company warrants to the Buyer that, so long as any sales by the Buyer would be in compliance with its obligations in Section 4(g), no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to the Transfer Agent with respect to the Purchase Shares and Warrant Shares, and the Purchase Shares, Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Notwithstanding anything herein to the contrary, the Purchase Shares and the Warrant Shares shall not be required to contain any legend if such shares are eligible for sale under Rule 144 of the Securities Act, or if such legend is not required under other applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the United Stated Securities & Exchange Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent or the Purchaser if required by the Company’s transfer agent to effect the removal of the legend hereunder, or if requested by the Purchaser, respectively, provided that such legend is not required pursuant to the foregoing provisions of this paragraph. The Company agrees that at such time as such legend is no longer required under this section (including, without limitation, following the effective date of the Registration Statement), it will, no later than the earlier of (i) two (2) Business Days and (ii) the number of Business Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Purchase Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser such shares that are free from all restrictive and other legends in such manner as directed by the Purchaser. The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this section. The Company shall pay all reasonable fees and expenses (including the reasonable fees and expenses of legal counsel) relating to the removal of the restrictive legends. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Business Days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Purchase Shares or Warrant Shares, as the case may be, issued with a restrictive legend.

6.    CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE SECURITIES.

The obligation of the Buyer to buy any Securities under Section (1) of this Agreement is subject to the satisfaction of each of the following conditions:

(a)    The Company shall have executed this Agreement and the associated Warrants and delivered the same to the Buyer;

(b)    The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market, other than a general halt in trading in the Common Stock by the Principal Market under halt codes indicating pending or released material news, and the Securities shall be approved for listing upon the Principal Market;

(c)    The Buyer shall have received the opinion of the Company’s legal counsel dated as of the date hereof in customary form and substance;

(d)    The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement and as of the date of purchase of the Second Purchase Shares and Warrants as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date hereof.  The Buyer shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the date hereof, to the foregoing effect in the form attached hereto as Exhibit B;

(e)    The Board of Directors of the Company or a duly authorized committee thereof shall have adopted resolutions substantially in the form delivered to Buyer, which shall be in full force and effect without any amendment or supplement thereto as of the date hereof;

(f)    The Irrevocable Transfer Agent Instructions, in form acceptable to the Buyer, shall have been signed by the Company and the Buyer and shall have been delivered to the Transfer Agent;

(g)    The Company shall have delivered to the Buyer a secretary’s certificate executed by the Secretary of the Company, dated as of the date hereof, in the form attached hereto as Exhibit C;

(h)    Only in the case of the Second Purchase Shares and associated additional 2,500,000 Warrants to be purchased under Section (1)(b) hereof, a registration statement covering the sale of all of the Securities under this Agreement shall have been declared effective under the 1933 Act by the SEC and no stop order with respect thereto shall be pending or threatened by the SEC.  The Company shall have prepared and delivered to the Buyer a final and complete form of prospectus, dated and current as of the effective date of the Registration Statement, to be used by the Buyer in connection with any sales of any Purchase Shares or Warrant Shares.  The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws;

(i)    No Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(j)    On or prior to the date hereof, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyer, in order to render inapplicable any control share acquisition, business combination, stockholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation, that is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities; and

7.    INDEMNIFICATION.

In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all third party actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or  document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of any of the Buyer’s representations and warranties, covenants or agreements contained in this Agreement, or (B) the gross negligence, bad faith or willful misconduct of the Buyer or any other Indemnitee.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

8.    EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a)    during any period in which the effectiveness of any registration statement is required to be maintained pursuant to this Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for the sale of all of the Securities, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, which is not in connection with certain permitted delays, post-effective amendment to any such registration statement or the filing of a new registration statement; provided, however, that in connection with any post-effective amendment to such registration statement or filing of a new registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than thirty (30) consecutive Business Days, which such period shall be extended for an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith;

(b)    the suspension from trading on a Principal Market for a period of three (3) consecutive Business Days;

(c)    the delisting of the Common Stock from the Principal Market, and the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;

(d)    the failure for any reason by the Transfer Agent to issue Purchase Shares to the Buyer within five (5) Business Days after the date of purchase of the First Purchase Shares and the Second Purchase Shares that the Buyer is entitled to receive;

(e)    the Company’s breach of any representation or warranty (as of the dates made), covenant or other term or condition under this Agreement if such breach could reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues uncured for a period of at least five (5) Business Days;

(f)    if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g)    if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or (E) becomes insolvent; or

(h)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary.

So long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Buyer shall not be obligated to purchase any Securities under this Agreement.  If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 8(f), 8(g) and 8(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.

9.    CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)    “1933 Act” means the Securities Act of 1933, as amended.

(b)    “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c)    “Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(d)    “Closing Sale Price” means the last closing trade price for the Common Stock on the Principal Market as reported by the Principal Market.

(e)    “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is expressly identified as Confidential Information at the time of such initial disclosure and confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

(f)    “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(g)    “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(h)    “Principal Market” means the Nasdaq Stock Market.

(i)    “SEC” means the U.S. Securities and Exchange Commission.

(j)    “Transfer Agent” means the transfer agent of the Company as set forth in Section 10(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

10.    MISCELLANEOUS.

(a)    Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Florida shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF (or other electronic reproduction) signature.

(c)    Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)    Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)    Entire Agreement.  This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  Each of the Company and the Buyer acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)    Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

ParkerVision, Inc.

7915 Baymeadows Way, Suite 400

Jacksonville, FL  32256

Telephone:

Facsimile:

Attention:

Email:

With a copy (which shall not constitute notice) to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Telephone:

Facsimile:

Attention:

Email:

If to the Buyer:

Aspire Capital Fund, LLC

155 North Wacker Drive, Suite 1600

Chicago, IL 60606

Telephone:

Facsimile:

Attention:

Email:

With a copy to (which shall not constitute delivery to the Buyer):

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW, Suite 6000

Washington, DC 20006

Telephone:

Facsimile:

Attention:

Email:

If to the Transfer Agent:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, NY 11219

Telephone:

Facsimile:

Attention:

Email:

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment.  The Buyer may not assign its rights or obligations under this Agreement.

(h)    No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)    Publicity.  The Buyer shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Buyer, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Buyer in connection with any such press release or other public disclosure at least one (1) Business Day prior to its release; provided, however, that the Company’s obligations pursuant to this Section 10(i) shall not apply if the material provisions of such press release, SEC filing, or other public disclosure previously has been publicly disclosed by the Company in accordance with this Section 10(i).  The Buyer must be provided with a copy thereof at least one (1) Business Day prior to any release or use by the Company thereof.

(j)    Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)    No Financial Advisor, Placement Agent, Broker or Finder.  The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby.  Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(l)    No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)    Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

*     *     *     *     *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

PARKERVISION, INC.

By:
Name:
Title:

BUYER:

ASPIRE CAPITAL FUND, LLC

BY: ASPIRE CAPITAL PARTNERS, LLC

By:
Name:
Title: